Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION
FOURTH QUARTER 2016

Executive Summary

We own and operate 17.7 million square feet of Class A office properties, 3,320 apartment units and a residential development pipeline of approximately 850 units in the premier coastal submarkets of Los Angeles and Honolulu.

•	Financial Results: Compared to the prior year:

•
Our fourth quarter (i) net income attributable to common stockholders increased by 39.1% to $19.7 million, (ii) Funds From Operations (FFO) increased by 15.7% to $83.9 million, (iii) Adjusted Funds From Operations (AFFO) increased by 5.7% to $62.5 million, and (iv) same property cash NOI increased by 6.4% to $102.7 million.

•
Our annual (i) net income attributable to common stockholders increased by 46.3% to $85.4 million, (ii) FFO increased by 12.4% to $325.7 million (excluding the one-time $6.6 million non-cash income item in 2015, the increase was 15.0%), (iii) AFFO increased by 12.7% to $260.1 million, and (iv) same property cash NOI increased by 5.6% to $401.2 million.

•
Office Fundamentals: During the fourth quarter, we leased 773,218 square feet of office space, increasing the leased rate for our total office portfolio to 92.2% from 91.9% at the end of the third quarter. Straight-line rents for office leases signed during the fourth quarter increased 25.8% from expiring leases covering the same space, while starting cash rents increased 8.5% compared to the expiring cash rents. The rent roll up is slightly lower than recent quarters due to increased leasing volume in Warner Center and Honolulu, which have experienced smaller rent increases in recent years.

•
Multifamily Fundamentals: Our multifamily portfolio remained fully leased, and same property cash revenues increased by 3.8% compared to the prior year quarter. The strong cash revenue growth included in GAAP residential revenues was partially offset by a $560,000 decrease in non-cash revenues.

•	Debt: During the fourth quarter, we closed two loans totaling $520 million:

▪
A secured, non-recourse $220 million interest-only loan that matures in December 2023.  The loan bears interest at LIBOR + 1.70%, which is effectively fixed at 3.62% per annum until December 2021 through an interest rate swap.  The loan is secured by six office properties.

▪
A secured, non-recourse $300 million interest-only loan that matures in January 2024.  The loan bears interest at LIBOR + 1.55%, which is effectively fixed at 3.46% per annum until January 2022 through an interest rate swap.  The loan is secured by a single office property and associated retail space.

We used the proceeds of these loans and cash on hand to pay off a $530 million loan that was scheduled to mature in 2018.

During the fourth quarter, we also paid off a $15.7 million loan scheduled to mature in 2017.

At December 31, 2016, our pro forma net debt to enterprise value was 38%. We have no material debt maturities until August 2018.

•	Dividends: We increased our quarterly cash dividend by 4.5% to $0.23 per common share, or $0.92 on an annualized basis.

•
Guidance: We are providing per share 2017 full year guidance of $0.54 to $0.60 for Net Income Per Common Share (diluted), $1.88 to $1.94 for FFO (fully diluted) and $1.53 to $1.59 for AFFO (fully diluted). See page 23.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Forward Looking Statements
This Fourth Quarter 2016 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

2

Company Overview

Corporate Data
as of December 31, 2016

Office Portfolio

	Consolidated	Total Portfolio
Properties	59	67
Rentable Square Feet (in thousands)	15,867	17,690
Leased rate	92.1%	92.2%
Occupancy rate	90.1%	90.4%

Multifamily Portfolio

		Consolidated
Properties		10
Units		3,320
Leased rate		99.1%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding	180,364
Common stock closing price per share (NYSE:DEI)	$36.56
Equity Capitalization	$6,594,113

Leverage Ratio (in thousands, except percentages)

Consolidated Net Debt(1)(2)	$4,295,156
Pro Forma Net Debt(1)(3)	$4,063,589
Pro forma enterprise value	$10,657,701
Pro forma net debt to enterprise value	38%

AFFO Payout Ratio

Three months ended December 31, 2016	62.5%

__________________________________________________

(1)	See page 12 for more information concerning our outstanding loans.

(2)	Net of cash and cash equivalents of $112.9 million, without deducting unamortized deferred loan costs of $38.5 million.

(3)	Net of cash and cash equivalents of $71.4 million, without deducting unamortized deferred loan costs of $29.1 million.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Company Overview

Property Map
as of December 31, 2016

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Company Overview

Board of Directors and Executive Officers
as of December 31, 2016

BOARD OF DIRECTORS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer, PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer, Geisinger Health System
Virginia A. McFerran	President and Chief Executive Officer, Optum Analytics
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer, Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

EXECUTIVE OFFICERS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31, 2016	December 31, 2015
Assets
Investment in real estate:
Land	$1,022,340	$897,916
Buildings and improvements	7,221,124	5,644,546
Tenant improvements and lease intangibles	696,197	696,647
Property under development	58,459	26,900
Investment in real estate, gross	8,998,120	7,266,009
Less: accumulated depreciation and amortization	(1,789,678)	(1,687,998)
Investment in real estate, net	7,208,442	5,578,011
Real estate held for sale, net	—	42,943
Cash and cash equivalents	112,927	101,798
Tenant receivables, net	2,165	1,907
Deferred rent receivables, net	93,165	79,837
Acquired lease intangible assets, net	5,147	4,484
Interest rate contract assets	35,656	4,830
Investment in unconsolidated real estate funds	144,289	164,631
Other assets	11,914	87,720
Total assets	$7,613,705	$6,066,161

Liabilities
Secured notes payable and revolving credit facility, net(1)	$4,369,537	$3,611,276
Interest payable, accounts payable and deferred revenue	75,229	57,417
Security deposits	45,990	38,683
Acquired lease intangible liabilities, net	67,191	28,605
Interest rate contract liabilities	6,830	16,310
Dividends payable	34,857	32,322
Total liabilities	4,599,634	3,784,613

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,515	1,469
Additional paid-in capital	2,725,157	2,706,753
Accumulated other comprehensive income (loss)	15,156	(9,285)
Accumulated deficit	(820,685)	(772,726)
Total Douglas Emmett, Inc. stockholders' equity	1,921,143	1,926,211
Noncontrolling interests	1,092,928	355,337
Total equity	3,014,071	2,281,548
Total liabilities and equity	$7,613,705	$6,066,161
____________________________________________________

(1)	See page 12 for more information.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Revenues
Office rental
Rental revenues	$131,814	$104,553	$498,214	$412,448
Tenant recoveries	12,736	10,452	46,847	43,139
Parking and other income	26,000	21,498	100,572	85,388
Total office revenues	170,550	136,503	645,633	540,975

Multifamily rental
Rental revenues	22,362	22,155	89,996	87,907
Parking and other income	1,731	1,773	6,922	6,892
Total multifamily revenues	24,093	23,928	96,918	94,799

Total revenues	194,643	160,431	742,551	635,774

Operating Expenses
Office expenses	56,356	46,620	214,546	186,556
Multifamily expenses	5,995	5,921	23,317	23,862
General and administrative	9,384	8,795	34,957	30,496
Depreciation and amortization	66,967	52,024	248,914	205,333
Total operating expenses	138,702	113,360	521,734	446,247

Operating income	55,941	47,071	220,817	189,527

Other income	2,232	2,125	8,759	15,228
Other expenses	(1,646)	(1,674)	(6,609)	(6,470)
Income, including depreciation, from unconsolidated funds	2,248	4,146	7,812	7,694
Interest expense	(36,306)	(33,932)	(146,148)	(135,453)
Acquisition-related expenses	(3)	(1,130)	(2,868)	(1,771)
Income before gains	22,466	16,606	81,763	68,755
Gains on sales of investments in real estate	—	—	14,327	—
Net income	22,466	16,606	96,090	68,755
Less: Net income attributable to noncontrolling interests	(2,765)	(2,439)	(10,693)	(10,371)
Net income attributable to common stockholders	$19,701	$14,167	$85,397	$58,384

Net income per common share - basic	$0.129	$0.096	$0.569	$0.398
Net income per common share - diluted	$0.127	$0.093	$0.554	$0.386

Weighted average shares of common stock outstanding - basic	151,446	146,780	149,299	146,089
Weighted average shares of common stock outstanding - diluted	154,052	151,531	153,190	150,604

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Funds From Operations (FFO)
Net income attributable to common stockholders	$19,701	$14,167	$85,397	$58,384
Depreciation and amortization of real estate assets	66,967	52,024	248,914	205,333
Net income attributable to noncontrolling interests	2,765	2,439	10,693	10,371
Adjustments attributable to unconsolidated funds(2)	4,081	3,918	16,016	15,919
Adjustments attributable to consolidated joint ventures(2)	(9,635)	(21)	(20,961)	(97)
Gains on sales of investments in real estate	—	—	(14,327)	—
FFO	$83,879	$72,527	$325,732	$289,910

Adjusted Funds From Operations (AFFO)
FFO	$83,879	$72,527	$325,732	$289,910
Straight-line rent	(2,685)	(373)	(13,600)	(4,840)
Net accretion of acquired above- and below-market leases(3)	(4,783)	(3,294)	(18,198)	(19,100)
Loan costs	2,565	1,649	8,853	7,181
Recurring capital expenditures, tenant improvements and leasing commissions	(24,144)	(15,755)	(64,515)	(54,334)
Non-cash compensation expense	5,217	4,942	17,448	15,234
Adjustments attributable to unconsolidated funds(2)	(1,070)	(574)	(5,990)	(3,189)
Adjustments attributable to consolidated joint ventures(2)	3,514	(4)	10,385	—
AFFO	$62,493	$59,118	$260,115	$230,862

Weighted average shares of common stock outstanding - diluted	154,052	151,531	153,190	150,604
Weighted average units in our operating partnership outstanding	25,920	26,698	26,426	27,174
Weighted average fully diluted shares outstanding	179,972	178,229	179,616	177,778

Net income per common share - diluted	$0.13	$0.09	$0.55	$0.39
FFO per share - fully diluted	$0.47	$0.41	$1.81	$1.63
Dividends declared per share	$0.23	$0.22	$0.89	$0.85
______________________________________________

(1)
Reflects the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated joint ventures and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures and the effect of each other listed adjustment item on our share of the results of our unconsolidated Funds.

(3)
The twelve months ended December 31, 2015 includes $6.6 million of accretion for an above-market ground lease related to the acquisition of land under one of our office buildings during the first quarter of 2015. In addition, we completed amortizing certain lease intangibles related to our pre-1999 residential units in October 2016, which reduced our non-cash revenue by $560,000 in the fourth quarter of 2016 and will reduce our non-cash revenue by approximately $3.0 million in 2017.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Same Property Statistics & Net Operating Income (NOI)
(Unaudited; in thousands, except statistics)

	As of December 31,
	2016	2015
Office Statistics
Number of properties	50	50
Rentable Square Feet (in thousands)	12,713	12,556
Ending % leased	92.9%	92.9%
Ending % occupied	90.6%	91.3%
Quarterly average % occupied	90.5%	91.2%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	99.4%	98.7%

	Three Months Ended December 31,		% Favorable
	2016	2015	(Unfavorable)
Net Operating Income (NOI)(1)
Office revenues	$132,092	$127,736	3.4%
Office expenses	(43,098)	(43,017)	(0.2)%
Office NOI	88,994	84,719	5.0%

Multifamily revenues	20,463	20,265	1.0%
Multifamily expenses	(4,994)	(4,900)	(1.9)%
Multifamily NOI	15,469	15,365	0.7%

	$104,463	$100,084	4.4%

Cash Net Operating Income (NOI)(1)
Office cash revenues	$130,646	$125,083	4.4%
Office cash expenses	(43,111)	(43,029)	(0.2)%
Office Cash NOI	87,535	82,054	6.7%

Multifamily cash revenues	20,174	19,428	3.8%
Multifamily cash expenses	(4,994)	(4,900)	(1.9)%
Multifamily Cash NOI	15,180	14,528	4.5%

	$102,715	$96,582	6.4%

____________________________________________

(1)	For a reconciliation of these items to Net Income, please see page 10.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended December 31,
	2016	2015

Same property office cash revenues	$130,646	$125,083
Non cash adjustments per definition of NOI	1,446	2,653
Same property office revenues	132,092	127,736

Same property office cash expenses	(43,111)	(43,029)
Non cash adjustments per definition of NOI	13	12
Same property office expenses	(43,098)	(43,017)

Office NOI	88,994	84,719

Same property multifamily cash revenues	20,174	19,428
Non cash adjustments per definition of NOI	289	837
Same property multifamily revenues	20,463	20,265

Same property multifamily cash expenses	(4,994)	(4,900)
Non cash adjustments per definition of NOI	—	—
Same property multifamily expenses	(4,994)	(4,900)

Multifamily NOI	15,469	15,365

Same Property NOI	104,463	100,084
Non-comparable office revenues	38,458	8,767
Non-comparable office expenses	(13,258)	(3,603)
Non-comparable multifamily revenues	3,630	3,663
Non-comparable multifamily expenses	(1,001)	(1,021)
NOI	132,292	107,890
General and administrative	(9,384)	(8,795)
Depreciation and amortization	(66,967)	(52,024)
Operating income	55,941	47,071
Other income	2,232	2,125
Other expenses	(1,646)	(1,674)
Income, including depreciation, from unconsolidated real estate funds	2,248	4,146
Interest expense	(36,306)	(33,932)
Acquisition-related expenses	(3)	(1,130)
Income before gains	22,466	16,606
Gains on sales of investments in real estate	—	—
Net income	22,466	16,606
Less: Net income attributable to noncontrolling interests	(2,765)	(2,439)
Net income attributable to common stockholders	$19,701	$14,167

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Supplemental Financial Data for Joint Ventures and Funds
(Unaudited, in thousands)

The tables below present certain financial data for our wholly owned properties, consolidated joint ventures and unconsolidated funds:

	Three months ended December 31, 2016

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$163,715	$30,928	$19,067
Operating expenses	$51,922	$10,430	$6,351
Straight-line rent	$567	$2,118	$(40)
Above/below-market lease revenue	$1,352	$3,431	$26
Cash NOI attributable to outside interests(3)	$—	$9,744	$4,729
Our share of Cash NOI(4)	$109,874	$5,205	$8,001

	Twelve months ended December 31, 2016

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$651,582	$90,969	$73,171
Operating expenses	$207,039	$30,825	$24,620
Straight-line rent	$5,036	$8,564	$654
Above/below-market lease revenue	$7,949	$10,249	$117
Cash NOI attributable to outside interests(3)	$—	$23,777	$17,970
Our share of Cash NOI(4)	$431,558	$17,554	$29,810
______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated joint ventures which we manage and partially own and which own a combined seven Class A office properties totaling 2.3 million square feet in our submarkets. We are entitled to (i) distributions based on invested capital as well as additional distributions based on Cash NOI, (ii) fees for property management and other services and (iii) reimbursement of certain acquisition-related expenses and certain other costs.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for two unconsolidated Funds which we manage and partially own and which own a combined eight Class A office properties totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions in addition to distributions based on invested capital, (ii) a carried interest if the investors’ distributions exceed a hurdle rate, (iii) fees for property management and other services and (iv) reimbursement of certain costs.

(3)	Represents the share of Cash NOI attributable to interests other than our fully diluted shares under the applicable agreements.

(4)	Represents the share of Cash NOI attributable to our fully diluted shares.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Outstanding Loans (As of December 31, 2016, unaudited and in thousands)

Maturity Date(1)		Principal Balance	Our Share(2)	Effective Rate(3)	Swap Maturity Date

Consolidated Loans - Wholly Owned Subsidiaries

2/28/2018		$1,000	$1,000	3.00%	--
8/5/2018	(4)	349,933	349,933	4.14%	--
2/1/2019	(4)	149,911	149,911	4.00%	--
6/5/2019	(5)	285,000	285,000	3.85%	--
10/1/2019		145,000	145,000	LIBOR + 1.25%	--
3/1/2020	(4)(6)	345,759	345,759	4.46%	--
11/1/2020		388,080	388,080	3.65%	11/1/2017
4/15/2022		340,000	340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/1/2022		400,000	400,000	2.64%	11/1/2020
6/23/2023		360,000	360,000	2.57%	7/1/2021
12/23/2023		220,000	220,000	3.62%	12/23/2021
1/1/2024		300,000	300,000	3.46%	1/1/2022
4/1/2025		102,400	102,400	2.84%	3/1/2020
12/1/2025		115,000	115,000	2.76%	12/1/2020
8/21/2020	(7)	—	—	LIBOR + 1.40%	--
Subtotal		$3,682,083	$3,682,083

Consolidated Loans - Joint Ventures

7/21/2019		146,000	29,200	LIBOR + 1.55%	--
2/28/2023		580,000	174,000	2.37%	3/1/2021
Total Consolidated Loans	(8)	$4,408,083	$3,885,283

Unconsolidated Loans - our Funds

5/1/2018		$325,000	$222,980	2.35%	5/1/2017
3/1/2023		110,000	26,680	2.30%	3/1/2021
Total Unconsolidated Loans		$435,000	$249,660

Total Loans			$4,134,943

___________________________________________________
Except as otherwise noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires monthly payments of interest only with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)	Our share is determined by multiplying the principal balance by our share of the borrowing entity.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(5)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization schedule.

(6)	Interest rate is fixed until March 1, 2018.

(7)	$400 million revolving credit facility. Unused commitment fees range from 0.15% to 0.20%

(8)
At December 31, 2016, the weighted average remaining life, including extension options, of our total consolidated term loans (excluding our revolving credit facility) was 4.9 years. For the $4.12 billion of term loans on which the interest rate was fixed under the terms of the loan or a swap, the weighted average (i) remaining life was 5.0 years, (ii) remaining period during which the interest rate was fixed was 3.2 years, (iii) annual interest rate was 3.28% and (iv) effective interest rate was 3.43% (including the non-cash amortization of deferred loan costs).

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of December 31, 2016

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet(1)	Our Market Share in Submarket(2)

Beverly Hills(3)	9	1,863,488	10.5%	7,275,566	22.6%
Brentwood	15	2,052,964	11.6	3,446,845	59.6
Burbank	1	420,949	2.4	6,847,218	6.1
Century City	3	948,138	5.4	10,064,599	9.4
Honolulu	4	1,716,716	9.7	5,088,599	33.7
Olympic Corridor	5	1,139,057	6.4	3,408,039	33.4
Santa Monica	9	1,128,082	6.4	9,619,872	11.7
Sherman Oaks/Encino	12	3,471,575	19.6	6,179,129	56.2
Warner Center/Woodland Hills	3	2,822,807	16.0	7,227,247	39.1
Westwood	6	2,126,676	12.0	4,721,523	45.0
Total	67	17,690,452	100.0%	63,878,637	27.4%

(1)
The submarket Rentable Square Feet is sourced from the 2016 fourth quarter CBRE Marketview report. Changes from last quarter are due to adjustments made by CBRE with respect to existing buildings, not new construction.

(2)	Our market share in the submarket is calculated by dividing Rentable Square Feet by the submarket Rentable Square Feet.

(3)
In our Beverly Hills submarket data we include one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of December 31, 2016
Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	97.0%	$77,837,712	$44.03	$3.67
Brentwood	93.6	74,272,049	39.98	3.33
Burbank	100.0	16,022,903	38.06	3.17
Century City	94.5	36,044,643	42.58	3.55
Honolulu(3)	89.3	47,971,368	33.04	2.75
Olympic Corridor	95.7	33,948,416	33.68	2.81
Santa Monica(4)	96.8	63,754,156	60.95	5.08
Sherman Oaks/Encino	90.8	104,171,085	34.30	2.86
Warner Center/Woodland Hills	88.2	67,244,700	28.38	2.36
Westwood	89.6	82,495,539	44.84	3.74
Total / Weighted Average	92.2%	$603,762,571	38.59	3.22

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended December 31, 2016				$0.07
For the twelve months ended December 31, 2016				$0.24

_______________________________________________________________

(1)	Includes 321,358 square feet with respect to signed leases not yet commenced at December 31, 2016.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced at December 31, 2016).

(3)	Includes $2,855,236 of annualized rent attributable to a health club that we operate.

(4)	Includes $2,228,661 of annualized rent attributable to our corporate headquarters.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of December 31, 2016

Number of Leases
3,000
2,500
2,000
1,500
1,000
500
0
% of Rent
100%
75%
50%
25%
0%
2,718
66.0%
98
17.1%
29
10.9%
5
6.0%
Under 20,000
20,001 to 40,000
40,001 to100,000
Over 100,000
Square Footage of Lease

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,408	49.4%	1,940,049	12.4%	$74,514,984	12.3%
2,501-10,000	1,075	37.7	5,278,845	33.7	200,534,799	33.2
10,001-20,000	235	8.3	3,229,652	20.7	123,509,919	20.5
20,001-40,000	98	3.4	2,634,536	16.8	103,415,976	17.1
40,001-100,000	29	1.0	1,601,307	10.2	65,673,192	10.9
Greater than 100,000	5	0.2	961,114	6.2	36,113,701	6.0
Total	2,850	100.0%	15,645,503	100.0%	$603,762,571	100.0%

Our median tenant size is approximately 2,600 square feet and our average tenant size is approximately 5,500 square feet.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of December 31, 2016

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	2	2	2017-2019	430,810	2.4%	$16,333,703	2.7%
William Morris Endeavor(3)	1	1	2027	184,995	1.1	9,827,227	1.6
UCLA(4)	21	10	2017-2026	202,266	1.1	8,811,347	1.4
Equinox Fitness(5)	5	5	2018-2033	180,087	1.0	6,968,612	1.2
Total	29	18		998,158	5.6%	$41,940,889	6.9%

(1) Expiration dates are per lease. Ranges reflect leases other than storage and similar leases.
(2) The square footage under these leases expire as follows: 10,000 square feet in 2017 and 421,000 square feet in 2019.
(3) Tenant has options to terminate 2,000 square feet in 2020 and 183,000 square feet in 2022.

(4) The square footage under these leases expire as follows: 12,000 square feet in 2017, 45,000 square feet in 2018, 13,000 square feet in 2019, 39,000 square feet in 2020, 41,000 square feet in 2021 (tenant has an option to terminate 7,000 square feet in 2020), 36,000 square feet in 2022 (tenant has an option to terminate 24,000 square feet in 2020), and 15,000 square feet in 2026 (tenant has an option to terminate 15,000 square feet in 2023).

(5) The square footage under these leases expire as follows: 44,000 square feet in 2018, 33,000 square feet in 2019, 42,000 square feet in 2020, 31,000 square feet in 2027 and 30,000 square feet in 2033.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of December 31, 2016

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	551	18.0%
Financial Services	377	14.2
Entertainment	201	12.9
Real Estate	259	10.3
Accounting & Consulting	360	9.8
Health Services	370	8.9
Retail	205	6.2
Technology	129	5.7
Insurance	106	4.7
Educational Services	46	2.9
Public Administration	94	2.5
Advertising	70	2.0
Other	82	1.9
Total	2,850	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of December 31, 2016
(1) Average of the percentage of leases at December 31, 2013, 2014, and 2015 with the same remaining duration as the leases for the labeled year had at December 31, 2016. Acquisitions are included in the prior year average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at December 31, 2016	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	80	300,259	1.7%	$9,803,372	1.6%	$32.65	$32.66
2017	576	2,284,574	12.9	82,221,433	13.6	35.99	36.50
2018	576	2,365,060	13.4	93,494,397	15.5	39.53	41.34
2019	455	2,214,506	12.5	83,818,030	13.9	37.85	40.61
2020	413	2,281,143	12.9	87,268,594	14.5	38.26	42.34
2021	329	1,964,727	11.1	76,769,053	12.7	39.07	44.21
2022	156	1,118,894	6.3	42,095,036	7.0	37.62	46.00
2023	95	1,039,800	5.9	38,349,743	6.4	36.88	44.31
2024	62	523,985	2.9	20,115,263	3.3	38.39	48.16
2025	38	494,710	2.8	23,004,431	3.8	46.50	60.25
2026	33	454,912	2.6	19,959,682	3.3	43.88	59.36
Thereafter	37	602,933	3.4	26,863,537	4.4	44.55	60.10
Subtotal/Weighted Average	2,850	15,645,503	88.4%	603,762,571	100.0%	38.59	43.47
Signed leases not commenced		321,358	1.8
Available		1,382,064	7.8
Building Management Use		124,952	0.7
BOMA Adjustment(3)		216,575	1.3
Total/Weighted Average	2,850	17,690,452	100.0%	$603,762,571	100.0%	38.59	43.47

___________________________________________________

(1)	Represents annualized rent at December 31, 2016 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Quarterly Lease Expirations - Next Four Quarters
Total Office Portfolio as of December 31, 2016

	Q1 2017	Q2 2017	Q3 2017	Q4 2017

Expiring Square Feet(1)	383,042	501,812	579,048	820,672
Percentage of Portfolio	2.2%	2.8%	3.3%	4.6%
Expiring Rent per Square Foot(2)	$36.59	$38.33	$35.21	$36.25

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q1 2017	Q2 2017	Q3 2017	Q4 2017

Beverly Hills	Expiring SF(1)	48,199	42,942	54,480	33,720
	Expiring Rent per SF(2)	$41.42	$40.39	$43.71	$39.61

Brentwood	Expiring SF(1)	34,418	80,189	75,661	65,111
	Expiring Rent per SF(2)	$35.04	$37.61	$36.26	$45.64

Century City	Expiring SF(1)	28,669	60,521	12,136	58,998
	Expiring Rent per SF(2)	$43.75	$46.89	$40.19	$37.33

Honolulu	Expiring SF(1)	24,257	49,468	46,016	153,215
	Expiring Rent per SF(2)	$30.11	$30.52	$32.72	$31.71

Olympic Corridor	Expiring SF(1)	19,360	23,995	68,061	80,878
	Expiring Rent per SF(2)	$32.42	$31.38	$33.93	$34.78

Santa Monica	Expiring SF(1)	10,586	19,036	2,223	40,963
	Expiring Rent per SF(2)	$48.65	$63.18	$46.41	$56.24

Sherman Oaks/Encino	Expiring SF(1)	97,088	78,818	208,080	125,111
	Expiring Rent per SF(2)	$33.08	$34.30	$33.70	$35.79

Warner Center/Woodland Hills	Expiring SF(1)	39,742	71,737	88,974	206,741
	Expiring Rent per SF(2)	$29.00	$31.07	$30.64	$30.64

Westwood	Expiring SF(1)	80,723	75,106	23,417	55,935
	Expiring Rent per SF(2)	$41.15	$43.23	$47.74	$43.79

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of December 31, 2016, other than 300,259 square feet of short-term leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, and is also impacted by the varying terms and square footage of the individual leases expiring.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the three months ended December 31, 2016

		Rentable Square Feet	Percentage

Net Absorption During Quarter(1)		42,510	0.24%

Office Leases Signed During Quarter	Number of leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	90	321,629	61
Renewal leases	100	451,589	53
All leases	190	773,218	56

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases signed during the quarter	$42.27	$43.96	N/A
Prior leases for the same space	$34.34	$34.95	$38.96
Percentage change	23.1%	25.8%	8.5%	(3)

Average Office Lease Transaction Costs (Per Square Foot)(4)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$35.66	$7.03
Renewal leases signed during the quarter	$20.11	$4.58
All leases signed during the quarter	$26.58	$5.68

________________________________________________________________

(1)	Net absorption excludes the impact of acquisitions, dispositions and building remeasurements during the quarter.

(2)
Represents the average initial stabilized cash and straight-line rents on new and renewal leases signed during the quarter compared to the prior lease on the same space, excluding Short Term Leases and leases on space where the prior lease was terminated more than a year before signing of the new lease.

(3)
The percentage change for expiring cash rent represents the comparison between the starting cash rent on leases executed during the quarter and the expiring cash rent on the prior leases for the same space.

(4)	Represents the weighted average of tenant improvements and leasing commissions.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Portfolio Summary
as of December 31, 2016

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu(1)	3	1,550	47
Santa Monica	2	820	25
Total	10	3,320	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	99.7%	$29,198,220	$2,569
Honolulu	98.3	33,051,648	1,807
Santa Monica(2)	99.8	27,593,928	2,811
Total / Weighted Average	99.1%	$89,843,796	2,276

Recurring Multifamily Capital Expenditures per Unit

For the three months ended December 31, 2016	$111

For the twelve months ended December 31, 2016	$469

________________________________________________________________
(1) Sixteen units were removed during the fourth quarter as a result of development activity.

(2)	Excludes 10,013 square feet of ancillary retail space generating annualized rent of $370,885.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Developments

Multifamily Development Projects(1)
Rendering of our proposed new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right respectively).

We are currently working on two multifamily development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units (net)	Estimated Cost	Anticipated Delivery
475	$120 million	Phase 1 (238 Units) - Late 2017 Phase 2 (237 Units) - Late 2018
We are adding 475 units (net of existing units removed) to our Moanalua Hillside apartment community located on 28 acres near downtown Honolulu and key military bases. The $120 million estimated cost of the new units does not include the cost of the land which we owned before beginning the project. We also plan to invest additional capital to upgrade the existing units, improve the parking and landscaping, build a new leasing and management office, and construct a new recreation and fitness facility with a new pool.

The Landmark, Brentwood, California
Projected Units	Estimated Cost	Anticipated Start of Construction	Anticipated Construction Period
376	$120 - $140 million	Late 2017	18-24 months
The Landmark would be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning ocean views and luxury amenities. Present plans call for a 34 story, 376 unit tower located on a site currently housing a supermarket. However, the process in Los Angeles often results in significant changes in development plans and/or unanticipated delays. The $120 - $140 million estimated cost does not include the cost of the land or the existing underground parking garage, both of which we owned before beginning the project.

(1)	All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

2017 OUTLOOK(1)

Metric	2017 Guidance (per share)
Net Income Per Common Share - Diluted	$0.54 to $0.60
Funds From Operations (FFO) - Fully Diluted	$1.88 to $1.94
Adjusted Funds From Operations (AFFO) - Fully Diluted	$1.53 to $1.59

Below are some of the assumptions we used in providing this guidance:

Metric	Commentary	Assumption Range
Average Office Occupancy	Based on our total office portfolio	90% to 91%
Residential Leased Rate	We manage our apartment portfolio to be fully leased due to rent control in our markets. This does not include the impact of the lease up of newly developed units placed in service during the year.	Essentially Fully Leased
Same Property Cash NOI	Includes revenue from early lease terminations and prior year CAM reconciliations.[2]	Annual Increase of 5% to 6%
Core Same Property Cash NOI	Excludes revenue from early lease terminations and prior year CAM reconciliations.[2]	Annual Increase of 5.5% to 6.5%
Net Revenue from Above/Below Market Leases
Since our IPO, our non-cash revenue from below-market leases has benefited from amortizing below-market leases related to our pre-1999 residential units. These below-market leases were fully amortized in October 2016. This will reduce our non-cash revenue by approximately $3.0 million in 2017.
$13.5 to $15.5 million
Straight-Line Revenue		$8.5 to $10.5 million
G&A		$35 to $39 million
Interest Expense		$148 to $151 million
Weighted Average Fully Diluted Shares Outstanding		180 to 181 million
____________________________________________________

(1)
Except as disclosed, our guidance does not include the impact of possible future property acquisitions or dispositions, including acquisition and disposition costs, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the range presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

(2)
We expect to exclude the following properties from our same property subset for 2017: (i) six office properties totaling 2.2 million square feet which we acquired during 2016 through two consolidated joint ventures, (ii) a multifamily property in Honolulu where we expect to add a net additional 475 units, (iii) a 661,000 square foot office property in Los Angeles which included a 35,000 square foot gym which is undergoing a repositioning, (iv) a 79,000 square foot office property in Honolulu (a joint venture in which we own a two-thirds interest) undergoing a repositioning, and (v) a 168,000 square foot office property which we sold during the third quarter of 2016. Our same property results do not include the results of our unconsolidated Funds.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

Reconciliation of Non-GAAP Guidance
(Unaudited and in millions, except per share amounts)

Below is a reconciliation of our guided Net Income Per Common Share - Diluted to FFO and AFFO per share- Fully Diluted for 2017:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$83	$92
Adjustments for depreciation and amortization of real estate assets	270	260
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated funds	(13)	(2)
FFO	$340	$350

Reconciliation of FFO to AFFO

FFO	$340	$350
Adjustments for non cash revenues	(22)	(26)
Adjustments for loan costs and non cash compensation expense	34	23
Adjustments for recurring capital expenditures, tenant improvements and leasing commissions	(75)	(65)
Adjustments for consolidated JVs and unconsolidated funds	—	4
AFFO	$277	$286

Reconciliation of shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	155	154
Weighted average units in our operating partnership outstanding	26	26
Weighted average fully diluted shares outstanding	181	180

Per share	Low	High

Net Income Per Common Share - Diluted	$0.54	$0.60
FFO per share - Fully Diluted	$1.88	$1.94
AFFO per share - Fully Diluted	$1.53	$1.59
_____________________________________________
This reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the range presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital capital expenditures, tenant improvements and leasing commissions are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 321,358 square feet with respect to signed leases not yet commenced at December 31, 2016).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent recovered from insurance.

Average Occupancy Rates: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Beverly Hills: We include in our Beverly Hills submarket data one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of our consolidated portfolio except for seven office properties totaling 2.3 million square feet which we own through three consolidated joint ventures and in which we own a weighted average of approximately 29% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents and before deducting unamortized deferred loan costs.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on December 31, 2016.

Fully Diluted Shares:  Represents the sum of our diluted shares outstanding plus the outstanding units in our operating partnership.

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Definitions

Funds From Operations (FFO):   We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, real estate depreciation and amortization (other than amortization of deferred loan costs) from our net income (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify trends in occupancy rates, rental rates and operating costs from year to year, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested LTIP awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:

•
NOI: is calculated by excluding the following from our net income: general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, acquisition related expenses, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs. NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of December 31, 2016.

Pro Forma Net Debt: Represents our share of Consolidated Net Debt and our share of our unconsolidated real estate funds' debt, net of cash and cash equivalents and before deducting unamortized deferred loan costs.

Rentable Square Feet:  Based on the BOMA remeasurement.  At December 31, 2016, total consists of 15,966,861 leased square feet (including 321,358 square feet with respect to signed leases not commenced), 1,382,064 available square feet, 124,952 building management use square feet and 216,575 square feet of BOMA adjustment on leased space.

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Definitions

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our consolidated properties referred to as our “same properties”, which are properties that have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared. Our same property results do not include the results of our unconsolidated Funds.  We excluded from our same property subset for 2016 any properties (i) acquired on or after January 1, 2015; (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2015; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on or after January 1, 2015.

Our same properties for 2016 include all of our consolidated properties other than (i) six office properties totaling 2.2 million square feet which we acquired during 2016 through two consolidated joint ventures which we manage and in which we hold a weighted average interest of approximately 28% based on square footage, (ii) a 227,000 square foot office property that we acquired in March 2015, (iii) a multifamily property in Honolulu where we expect to add a net additional 475 units, (iv) a 661,000 square foot office property in Los Angeles which included a 35,000 square foot gym which is undergoing a repositioning, (v) a 79,000 square foot office property in Honolulu (a joint venture in which we own a two-thirds interest) undergoing a repositioning and (vi) a 168,000 square foot office property which we sold during the third quarter of 2016.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our two unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

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